Exhibit 99(a)
                                                                   -------------

                MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                            CAPITALIZATION SCHEDULE
                                 (In millions)

Set forth below is the capitalization of the company as of March 31, 1995:

Debt(a):

  Secured debt:
    Capital lease obligations ...........................     $   555
    Other secured obligations ...........................          22
                                                              -------
      Total secured debt ................................         577
                                                              -------
  Unsecured debt:
     Senior Notes, net ...................................      1,501
     Senior Debentures, net...............................        884
     Other unsecured debt.................................        110
                                                              -------
      Total unsecured debt ...............................      2,495
                                                              -------

         Total debt ......................................    $ 3,072
                                                              -------

  Stockholders' equity:
     Class A common stock, $.10 par value, authorized
       500 million shares, issued 136 million shares......    $    14
     Common stock, $.10 par value, authorized 2 billion
       shares, issued 592 million shares..................         60
     Additional paid in capital...........................      6,270
     Retained earnings....................................      3,792
     Treasury stock at cost, 48 million shares............       (897)
                                                              -------
      Total stockholders' equity......................          9,239
                                                              -------

      Total capitalization............................        $12,311
                                                              =======

(a) See Note 6 of Notes to Consolidated Financial Statements on page 19 of the company's Annual Report to Stockholders, which is included in Exhibit 13 to the company's Annual Report on Form 10-K for the year ended December 31, 1994, for additional information concerning the company's capital lease obligations, which are obligations of subsidiaries of the company that are guaranteed by the company. Interest rates on capital lease obligations, on a weighted average basis, approximated 8.8% per annum at March 31, 1995.

    For additional information concerning the company's long-term debt, see Note 5 of Notes to Consolidated Financial Statements on pages 17 and 18 of the company's Annual Report to Stockholders, which is included in Exhibit 13 to the company's Annual Report on Form 10-K for the year ended December 31, 1994.